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                                                                   Exhibit 4.5

       THRIFT-INCENTIVE PLAN (TIP) FINANCIAL HARDSHIP WITHDRAWAL REQUEST


1. PARTICIPANT INFORMATION

Name                                Social Security Number
    ------------------------------                        --------------------
Home Address                        City               State        Zip
            ----------------------      --------------      -------    -------
Work Telephone Number         Home Telephone Number           Location
                     --------                      ----------         --------

2. INDICATE THE REASON(S) AND AMOUNT NEEDED

(SEE ATTACHMENT FOR REQUIRED DOCUMENTATION.)

PURCHASE OF A PRIMARY RESIDENCE

MEDICAL OR DENTAL EXPENSES FOR YOURSELF OR DEPENDENTS NOT COVERED BY INSURANCE

TUITION (ROOM, BOARD AND FEES FOR SECONDARY EDUCATION FOR YOURSELF OR DEPENDENTS

PREVENTION OF EVICTION OR FORECLOSURE OF YOUR RESIDENCE

FUNERAL EXPENSES FOR MEMBER OF YOUR IMMEDIATE FAMILY

     DOCUMENTED AMOUNT REQUESTED $ PLUS 20%, 30%, OR 40%

     (CIRCLE ONE IF DESIRED) TO COVER POSSIBLE TAXES AND PENALTIES.

3. CHOOSE FINANCIAL HARDSHIP WITHDRAWAL METHOD

     FACTS AND CIRCUMSTANCES METHOD: You can avoid restrictions on your contributions and foregoing Company Match by certifying that you have no other way to meet your financial need. By checking this box and signing the bottom of this form, I AGREE THAT I HAVE NO OTHER FINANCIAL RESOURCES TO MEET THE FINANCIAL HARDSHIP NEED LISTED BELOW. I acknowledge that financial resources includes (but is not limited to):

        Investments owned by myself or my spouse and dependents.

        A loan or regular withdrawal from TIP. If you have a loan available, it must be taken before the hardship can be processed.

        A loan from a service outside of TIP.

        I will not be reimbursed from insurance, litigation, scholarships, my employer or other resources.

     SAFE HARBOR METHOD: By checking this box and signing the bottom of this form, I AGREE THAT MY CONTRIBUTIONS WILL BE SUSPENDED FOR A ONEYEAR PERIOD AFTER MY HARDSHIP WITHDRAWAL. I further acknowledge that in the year my contributions are eligible to resume, the maximum amount I can contribute on a beforetax basis will be limited to the IRS maximum allowable less my beforetax contribution in the year i took the financial hardship withdrawal. In addition, I understand that I WILL NOT BE ELIGIBLE FOR ANY COMPANY MATCHING CONTRIBUTION FOR THE PERIOD OF MY SUSPENSION FROM TIP.

4. CERTIFICATION AND ACKNOWLEDGMENT

I have made every attempt to provide complete and accurate information on this application. I understand that any intentional misrepresentation of facts or circumstances relating to this financial hardship withdrawal application or the intentional withholding of relevant information is a major violation of Company policy and will result in disciplinary action and could lead to termination of employment.
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Signature                                      Date
         ----------------------------------        ---------------------------

See attachment for type of documentation required, rollover information and special tax notices. If you have any additional questions, you may phone 1-800-291-PLAN (7526).

RETURN TO: TIP ADMINISTRATION, HA-00
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               DOCUMENTS REQUIRED FOR FINANCIAL HARDSHIP REQUEST
               -------------------------------------------------

PURCHASE OF A PRIMARY RESIDENCE AS DEFINED BY:

A single family dwelling, condominium or cooperative unit in which you reside year round on an ongoing basis and hold ownership.

REQUIRED DOCUMENTATION:

-REAL ESTATE CONTRACT: Signed and accepted for the construction or purchase of a primary residence.

-GOOD FAITH ESTIMATE:  Needed to include closing costs as part of your financial hardship.

-"NO LOANS LETTER":    Needed if your mortgage lender will not allow you to use
                       TIP loan funds as part of the down payment, have your lender state that in a short letter.

-EXPECTED PROCEEDS
ESTIMATE:              Needed if selling an existing home, obtain an expected
                       proceeds estimate.

UNINSURED MEDICAL/DENTAL EXPENSES FOR CHILDREN, SPOUSE OR SELF AS DEFINED BY:

Noncosmetic medical and dental expenses not covered by an insurance plan.

Expenses that must be paid to obtain medical or dental treatment.

REQUIRED DOCUMENTATION:

-"EXPLANATION OF BENEFITS":  Statement from insurance carrier(s) indicating breakdown of charges not covered by insurance.

-Proof that payment must be made to obtain treatment in the event that you do not have medical and/or dental insurance, bills from the doctor or dentist will be accepted as documentation. We reserve the right to contact the physician and/or dentist to verify services performed.

TUITION (ROOM, BOARD AND FEES) FOR SECONDARY EDUCATION FOR YOURSELF OR DEPENDENTS AS DEFINED BY:

Current or future tuition expenses for you, your spouse and/or children for current year postsecondary tuition, including room, board and fees. (college, university or vocational school)

REQUIRED DOCUMENTATION:

-Proof from educational institution that the student has been accepted for admission or currently enrolled, i.e., student I.D. card, letter of admission, canceled tuition checks or receipts.

-Verification of tuition expenses, room, board and fees. This can be in a form of a list of courses to be taken and a page from the current school year catalog or manual which itemizes expenses, or a written confirmation of itemized expenses from the school (along with any canceled checks/receipts)

PREVENTION OF EVICTION OR FORECLOSURE OF YOUR RESIDENCE AS DEFINED BY:

Rent or mortgage payment on a primary residence.
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REQUIRED DOCUMENTATION: -Letter of eviction reflection amount and number of months that the rent is past due.
                        -Notice of foreclosure from mortgage company reflecting
                         amount and number of months mortgage is past due.

BURIAL EXPENSES FOR MEMBER OF YOUR IMMEDIATE FAMILY AS DEFINED BY:

Parents, spouse, children, siblings and/or dependent

REQUIRED DOCUMENTATION: -Documented death notice

                        -Signed estimated charges for burial.